Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Post-Effective Amendment to Registration Statement on Schedule B of our reports dated March 1, 2005, March 29, 2004 and April 8, 2003 relating to the financial statements of Landeskreditbank Baden-Wurttemberg - Forderbank, which appears in such Registration Statement.

Stuttgart, Germany

June 27, 2005



                                                 PwC Deutsche Revision
                                                 Aktiengesellschaft
                                                 Wirtschaftsprufungsgesellschaft



By:/s/ Schuldt                                 By:/s/ ppa. Dr. Russ
     ---------------------------                    ---------------------------


       Schuldt                                      Dr. Russ
       Wirtschaftsprufer                            Wirtschaftsprufer
       (German Independent Auditor)                 (German Independent Auditor)